Exhibit I

JOINT FILING STATEMENT

PURSUANT TO RULE 13D-1(K)(1)

The undersigned hereby consent and agree to file a joint statement on Schedule 13G under the Securities Exchange Act of 1934, as amended, with respect to the Common Stock, par value $.06-2/3 per share of Balchem Corporation, beneficially owned by them, together with any or all amendments thereto, when and if appropriate. The parties hereto further consent and agree to file this Statement pursuant to Rule 13d-1(k)(1)(iii) as an exhibit to Schedule 13G, thereby incorporating the same into such Schedule 13G.

APG Asset Management US Inc.

Signature:	/s/ Evan Gordon

Name/Title:	Evan Gordon, Chief Compliance Officer

Date:	February 13, 2025

APG Asset Management, N.V.

Signature:	/s/ Evan Gordon

Name/Title:	Evan Gordon, Chief Compliance Officer

Date:	February 13, 2025

APG Group

Signature:	/s/ Evan Gordon

Name/Title:	Evan Gordon, Chief Compliance Officer

Date:	February 13, 2025

Stichting Pensioenfonds ABP

Signature:	/s/ Evan Gordon

Name/Title:	Evan Gordon, Chief Compliance Officer

Date:	February 13, 2025